Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Vice President, Investor Relations
(614) 278-6622

BIG LOTS REPORTS RESULTS FOR THE FIRST QUARTER OF FISCAL 2018

COMPANY UPDATES OUTLOOK FOR FISCAL 2018

Columbus, Ohio - June 1, 2018 - Big Lots, Inc. (NYSE: BIG) today reported income of $31.2 million, or $0.74 per diluted share, for the first quarter of fiscal 2018 ended May 5, 2018. This result includes after-tax expense of $8.7 million, or $0.21 per diluted share, associated with the settlement of shareholder litigation matters and the retirement of our former CEO. Excluding these expenses, adjusted income totaled $40.0 million, or $0.95 per diluted share (see non-GAAP table included later in this release), which compares to our guidance of income of $1.15 to $1.22 per diluted share, and income of $51.5 million, or $1.15 per diluted share for the first quarter of fiscal 2017. Comparable store sales decreased 3.0% for the first quarter of fiscal 2018, compared to our guidance of flat to slightly down. Net sales for the first quarter of fiscal 2018 were $1,268.0 million compared to $1,295.0 million for the same period last year with the decrease resulting from the decline in comparable store sales and a lower store count year-over-year.

	Earnings per diluted share

	Q1 2018	Q1 2017

Earnings per diluted share	$0.74	$1.15

Impact of settlement of shareholder litigation matters (1)	$0.06	—

Impact of CEO retirement (1)	$0.15	—

Earnings per diluted share - adjusted basis	$0.95	$1.15

(1) Non-GAAP detailed reconciliation provided in our statements below.

Inventory and Cash Management
Inventory ended the first quarter of fiscal 2018 at $850 million, a 1.6% increase compared to $836 million for fiscal 2017. Inventory levels per store increased 3% compared to last year, partially offset by a lower store count year-over-year.

We ended the first quarter of fiscal 2018 with $65 million of Cash and Cash Equivalents and $174 million of borrowings under our credit facility compared to $66 million of Cash and Cash Equivalents and $116 million of borrowings under our credit facility as of the end of the first quarter of fiscal 2017. Cash flow (cash provided by operating activities less capital expenditures) over the last 12 months has been focused on returning cash to our shareholders and investing in strategic initiatives designed to support future growth.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Total Cash Returned To Shareholders
As a reminder, on March 7, 2018, our Board of Directors approved a share repurchase program (“2018 Share Repurchase Program”) providing for the repurchase of up to $100 million of our common shares in open market and/or privately negotiated transactions at our discretion, subject to market conditions and other factors. Common shares acquired through the 2018 Share Repurchase Program will be available to meet obligations under our equity compensation plans and for general corporate purposes. During the first quarter of fiscal 2018, the Company did not repurchase shares under this authorized program.

In the first quarter of fiscal 2018, we returned $14 million to shareholders in the form of dividend payments in April. As announced in a separate press release earlier today, on May 31, 2018, our Board of Directors declared a quarterly cash dividend of $0.30 per common share. This dividend payment of approximately $13 million is payable on June 29, 2018, to shareholders of record as of the close of business on June 15, 2018.

FISCAL Q2 2018 GUIDANCE

•	Provides initial Q2 guidance for income of $0.60 to $0.70 per diluted share, compared to income of $0.67 per diluted share for the same period last year

•	Provides initial Q2 guidance for comparable store sales in the range of flat to +2%

For the second quarter of fiscal 2018, we estimate income will be in the range of $0.60 to $0.70 per diluted share, compared to income of $0.67 per diluted share for the second quarter of fiscal 2017. This guidance is based on comparable store sales in the range of flat to +2%, compared to a 1.8% comparable store sales increase in the second quarter of fiscal 2017.

FISCAL 2018 GUIDANCE

•	Updates guidance for fiscal 2018 adjusted income to be in the range of $4.50 to $4.70 per diluted share (non-GAAP), compared to fiscal 2017 adjusted income of $4.45 per diluted share (non-GAAP)

•	Updates guidance for fiscal 2018 comparable store sales increase of approximately 1%

•	Updates guidance for fiscal 2018 cash flow of $110 to $120 million

Based on the actual results for the first quarter and the guidance provided for the second quarter, we are updating our guidance for the full year of fiscal 2018 of adjusted income in the range of $4.50 to $4.70 per diluted share (non-GAAP), compared to adjusted income of $4.45 per diluted share (non-GAAP) for fiscal 2017. This outlook is based on a comparable store sales increase of approximately 1%. We estimate this financial performance will result in cash flow of $110 to $120 million.

	Q2		Full Year

	2018 Guidance	2017	2018 Guidance (1)	2018 (1)

Earnings per diluted share	$0.60 - $0.70	$0.67	$4.50 - $4.70	$4.45

(1) Non-GAAP detailed reconciliation provided below.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

Conference Call/Webcast
We will host a conference call today at 8:00 a.m. to discuss our financial results for the first quarter of fiscal 2018 and provide commentary on our outlook for fiscal 2018. We invite you to listen to the webcast of the conference call through the Investor Relations section of our website http://www.biglots.com. If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website after 12:00 noon today and will remain available through midnight on Friday, June 15, 2018. A replay of this call will also be available beginning today at 12:00 noon through June 15 by dialing 1.888.203.1112 (Toll Free USA and Canada) or 1.719.457.0820 (International), and entering Replay Passcode 5522371. All times are Eastern Time.

Headquartered in Columbus, Ohio, Big Lots, Inc. (NYSE: BIG) is a community retailer operating 1,415 BIG LOTS stores in 47 states, dedicated to friendly service, trustworthy value, and affordable solutions in every season and category - furniture, food, décor, and more. We exist to serve everyone like family, providing a better shopping experience for our customers, valuing and developing our associates, and creating growth for our shareholders. Big Lots supports the communities it serves through the Big Lots Foundation, a charitable organization focused on four areas of need: hunger, housing, healthcare, and education. For more information about the Company, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Investor Relations Department
4900 East Dublin-Granville Road
Columbus, Ohio 43081-7651
Phone: (614) 278-6622 Fax: (614) 278-6666
Email: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 5	APRIL 29
	2018	2017
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$64,830	$65,731
Inventories	849,627	836,121
Other current assets	137,714	88,283
Total current assets	1,052,171	990,135

Property and equipment - net	604,524	518,820

Deferred income taxes	21,335	45,020
Other assets	48,956	45,740
	$1,726,986	$1,599,715

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$342,185	$369,135
Property, payroll and other taxes	80,747	85,843
Accrued operating expenses	92,080	75,525
Insurance reserves	72,669	39,893
Accrued salaries and wages	23,019	26,856
Income taxes payable	25,612	55,059
Total current liabilities	636,312	652,311

Long-term obligations under bank credit facility	174,000	115,700

Deferred rent	59,858	56,444
Insurance reserves	56,321	57,303
Unrecognized tax benefits	15,165	17,423
Other liabilities	96,218	46,629

Shareholders' equity	689,112	653,905
	$1,726,986	$1,599,715

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 5, 2018		APRIL 29, 2017
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,267,983	100.0	$1,294,970	100.0
Gross margin	511,958	40.4	524,275	40.5
Selling and administrative expenses	438,092	34.6	415,972	32.1
Depreciation expense	28,529	2.2	28,595	2.2
Operating profit	45,337	3.6	79,708	6.2
Interest expense	(1,576)	(0.1)	(1,009)	(0.1)
Other income (expense)	508	0.0	(517)	(0.0)
Income before income taxes	44,269	3.5	78,182	6.0
Income tax expense	13,030	1.0	26,670	2.1
Net income	$31,239	2.5	$51,512	4.0

Earnings per common share
Basic	$0.74		$1.16
Diluted	$0.74		$1.15

Weighted average common shares outstanding
Basic	42,113		44,361
Dilutive effect of share-based awards	105		367
Diluted	42,218		44,728

Cash dividends declared per common share	$0.30		$0.25

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	MAY 5, 2018	APRIL 29, 2017
	(Unaudited)	(Unaudited)

Net cash provided by operating activities	$96,885	$85,454

Net cash used in investing activities	(65,437)	(22,010)

Net cash used in financing activities	(17,794)	(48,877)

Increase in cash and cash equivalents	13,654	14,567
Cash and cash equivalents:
Beginning of period	51,176	54,164
End of period	$64,830	$68,731

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

The following tables reconcile: selling and administrative expenses, selling and administrative expense rate, operating profit, operating profit rate, income tax expense, effective income tax rate, net income, and diluted earnings per share for the first quarter of 2018 and the full-year 2017 (GAAP financial measures) to adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share (non-GAAP financial measures).

First quarter of 2018 - Thirteen weeks ended May 5, 2018

	As Reported	Adjustment to exclude CEO retirement costs	Adjustment to exclude shareholder litigation matter	As Adjusted (non-GAAP)
Selling and administrative expenses	$438,092	$(7,018)	$(3,500)	$427,574
Selling and administrative expense rate	34.6%	(0.6%)	(0.3%)	33.7%
Operating profit	45,337	7,018	3,500	55,855
Operating profit rate	3.6%	0.6%	0.3%	4.4%
Income tax expense	13,030	895	879	14,804
Effective income tax rate	29.4%	(2.1%)	(0.3%)	27.0%
Net income	31,239	6,123	2,621	39,983
Diluted earnings per share	$0.74	$0.15	$0.06	$0.95

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) the costs associated with the retirement of our former CEO of $7,018 ($6,123, net of tax); and (2) a pretax charge related to the settlement in principle of shareholder litigation matters of $3,500 ($2,621, net of tax).

Full-year 2017 - Fifty-three weeks ended February 3, 2018

	As Reported	Adjustment to exclude gain on insurance recoveries	Impact on deferred taxes resulting from U.S. tax reform	As Adjusted (non-GAAP)
Selling and administrative expenses	$1,723,996	$3,000	$—	$1,726,996
Selling and administrative expense rate	32.7%	0.1%	—	32.8%
Operating profit	301,353	(3,000)	—	298,353
Operating profit rate	5.7%	(0.1%)	—	5.7%
Income tax expense	105,522	(1,149)	(4,517)	99,856
Effective income tax rate	35.7%	(0.0%)	(1.5%)	34.2%
Net income	189,832	(1,851)	4,517	192,498
Diluted earnings per share	$4.38	$(0.04)	$0.10	$4.45

The above adjusted selling and administrative expenses, adjusted selling and administrative expense rate, adjusted operating profit, adjusted operating profit rate, adjusted income tax expense, adjusted effective income tax rate, adjusted net income, and adjusted diluted earnings per share are “non-GAAP financial measures” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). These non-GAAP financial measures exclude from the most directly comparable financial measures calculated and presented in accordance with GAAP (1) a pretax gain on insurance recoveries associated with merchandise-related legal matters of $3,000 ($1,851, net of tax); and (2) the impact to deferred taxes resulting from the U.S. Tax Cuts and Jobs Act of 2017 of $4,517.

Our management believes that the disclosure of these non-GAAP financial measures provides useful information to investors because the non-GAAP financial measures present an alternative and more relevant method for measuring our operating performance, excluding special items included in the most directly comparable GAAP financial measures, that management believes is more indicative of our on-going operating results and financial condition. Our management uses these non-GAAP financial measures, along with the most directly comparable GAAP financial measures, in evaluating our operating performance.